Exhibit 99.1

Vinco Ventures Thwarts What it Believes was a Hostile Takeover Attempt by the Farnsworth Group

Rochester, NY, July 25, 2022 (GLOBE NEWSWIRE) — On July 24, 2022, the Board of Directors (the “Board”) of Vinco Ventures, Inc. (Nasdaq: BBIG) (“Vinco Ventures,” “Vinco,” or the “Company”), a digital media and content technologies holding company, among other things, terminated Theodore Farnsworth, the former CEO of Helios and Matheson Analytics and Chairman of MoviePass, as the Company’s Co-CEO less than 72 hours after he was appointed, Lisa King as the President of ZVV Media Partners, LLC and former CEO of the Company, Erik Noble as the Company’s Chief Security Officer and any other role, and any and all arrangements between the Company and Roderick Vanderbilt, including as business development director and Chairman of the Board (Mr. Farnsworth, Ms. King, Mr. Noble and Mr. Vanderbilt referred to collectively as the “Farnsworth Group”). Ms. King and Mr. Vanderbilt still remain members of the Board despite having their roles with the Company terminated.

On July 14, 2022, Ms. King authorized the filing of a Current Report on Form 8-K that incorrectly stated Mr. Farnsworth had been appointed as the Company’s Co-CEO despite being advised that the information contained in the Form 8-K was incorrect and based on an invalid Board meeting (the “First Incorrect 8-K”). The Company attempted to file a Current Report on Form 8-K by the end of the day on July 14, 2022 to correct the First Incorrect 8-K, but this attempted Securities and Exchange Commission (“SEC”) filing was blocked by certain members of the Farnsworth Group, even though Mr. Farnsworth was not legally appointed as the Company’s Co-CEO at the time.

On July 17, 2022, the Board convened a duly noticed meeting, where the Board determined, on the recommendation of the Board’s independent committees, to terminate Ms. King as the Company’s CEO and as a Vinco Manager of ZVV Media Partners, LLC (“ZVV”), and appointed John Colucci, who has over 20 years of marketing and advertising experience, as the Company’s Interim CEO. In the days that followed, the Company and the Farnsworth Group held multiple meetings to try and come to a resolution on the Company’s management and path forward.

On July 21, 2022, the Board convened another meeting where, after all directors waived notice required by the Company’s bylaws, the Board (i) rescinded Ms. King’s termination and appointed her as the President of ZVV, (ii) appointed Mr. Colucci as Interim Co-CEO with operational and financial responsibilities and Mr. Farnsworth as Co-CEO with investor relations and certain business unit responsibilities. At this meeting, the Board also directly instructed the Co-CEOs to file a corrective Current Report on Form 8-K by 5:30 PM on July 21, 2022 in order to meet the deadline imposed as a result of Mr. Colucci’s appointment as Interim CEO on July 17, 2022. Once again, certain members of the Farnsworth Group blocked the Company’s attempt to make a Current Report on Form 8-K filing and the deadline was missed.

On July 22, 2022, without informing anyone at the Company or the Board, the Company believes that certain members Farnsworth Group authorized the filing of a Current Report on Form 8-K signed by Mr. Farnsworth that, once again, materially misrepresented the facts and chain of events (the “Second Incorrect Form 8-K”). The Company believes the filings of the First Incorrect Form 8-K and the Second Incorrect Form 8-K were done unilaterally.

On July 24, 2022, the Board of Directors held another duly noticed meeting where the Board, among other things, (i) terminated each member of the Farnsworth Group, effective immediately, (ii) removed Roderick Vanderbilt as the Chairman of the Board, and (iii) ratified and confirmed the Board’s July 17, 2022 appointment of John Colucci as Interim CEO. The Company’s SEC codes and SEC filings by the Company have been blocked by the Farnsworth Group, so the Company anticipates filing a Form 8-K when those issues have been finally resolved.

On July 22, 2022, the Company was, potentially due to the action or inaction of certain members of the Farnsworth Group, required to make the $33,000,000 cash payment under the Company’s previously disclosed Senior Secured Promissory Note dated as of July 22, 2021 (the “Secured Note Payment”). After the Secured Note Payment was made, the Company had approximately $20,000,000 of cash and cash equivalents at its disposal. We also have $80,000,000 of cash that is subject to certain conditions pursuant to a deposit account control agreement, meaning this cash is not readily available for Company use. The Company is currently in the process of implementing a cost reduction plan.

John Colucci, a member of the Board of Directors of the Company who, at the request of the independent directors, agreed to step in as Interim CEO, stated “I was willing to step in as the Company enters into a new phase to stabilize the Company and implement immediate cost-savings plans and aggressively pursue revenue generating programs with strategic partners. The Company believes it thwarted a hostile takeover attempt for no consideration by the Farnsworth Group, and we are in the process of stabilizing the Company to move forward and continue to achieve its goals that are in the best interest of the shareholders.”

About Vinco Ventures

Vinco Ventures (Nasdaq: BBIG) is focused on the development of digital media and content technologies. Vinco Ventures’ consolidated subsidiary, ZVV Media Partners, LLC, a joint venture of Vinco Ventures and ZASH Global Media and Entertainment Corporation, has an 80% ownership interest in Lomotif Private Limited. For more information, please visit investors.vincoventures.com.

Forward-Looking Statements and Disclaimers

This press release contains “forward-looking statements” as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are based upon beliefs of, and information currently available to, Vinco Ventures’ management as well as estimates and assumptions made by Vinco Ventures’ management. These statements can be identified by the fact that they do not relate strictly to historic or current facts. When used in this presentation the words “estimate,” “expect,” “intend,” “believe,” “plan,” “anticipate,” “projected,” and other words or the negative of these terms and similar expressions as they relate to the applicable company or its management identify forward-looking statements. Such statements reflect the current view of Vinco Ventures with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Vinco Ventures and its subsidiaries and consolidated variable interest entities including Lomotif, their industry, financial condition, operations and results of operations. Such factors include, but are not limited to, the expected benefits from Vinco Ventures’ investments in Lomotif and related growth initiatives and strategies such as the blended media, cross-platform distribution strategy, the expected benefits of Lomotif’s participation in and sponsorship of live entertainment events, the expected benefits from acquisition of AdRizer and planned integration of the AdRizer technology with Lomotif and Honey Badger and synergies between AdRizer, Lomotif and Honey Badger and such other risks and uncertainties described more fully in documents filed by Vinco Ventures with or furnished to the Securities and Exchange Commission, including the risk factors discussed in Vinco Ventures’ Annual Report on Form 10-K for the period ended December 31, 2021 filed on April 15, 2022, which are available at www.sec.gov. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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For further information, please contact the Company at: investors@vincoventures.com